                                                                   EXHIBIT 10.23

                          TECHNOLOGY TRANSFER AGREEMENT


         This Technology Transfer Agreement (the "Transfer Agreement") is made and entered into as of November 11, 1998 (the "Effective Date"), by and between WHITE PINE SOFTWARE, INC. ("White Pine"), a Delaware corporation having its principal place of business at 542 Amherst Street, Nashua, New Hampshire 03063, and CORNELL RESEARCH FOUNDATION, INC. ("Foundation"), a New York corporation having its principal place of business at 20 Thornwood Drive, Suite 105, Ithaca, New York 144850.

RECITALS

         Foundation has developed certain technology ("Technology" and as more fully detailed in Exhibit B) for providing desk-top video conferencing, in which Technology Foundation holds, or may hereafter acquire, certain intellectual property rights, including, but not limited to, patents, copyright, trademark rights, and/or other proprietary rights. Foundation has also developed certain names, marks, and other brand identifiers that have become associated with the Technology and products embodying the Technology (the "Marks").

         White Pine is in the business of, among other things, providing Internet-based videoconferencing solutions which permits users to participate in real-time, multipoint videoconferences over the Internet and intranets.
White Pine currently has, from Foundation, an exclusive worldwide license to the Technology, including the rights to develop, modify, support, market, distribute, copy, make or have made, sell, sublicense, and appoint distributors in connection with the Technology.

         Foundation is interested in conveying to White Pine, and White Pine is interested in acquiring from Foundation, all present and future intellectual property rights and title in and to the Technology.

         NOW, THEREFORE, White Pine and Foundation (collectively "Parties") in consideration of the mutual covenants and agreements set forth below, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS

         Defined terms, indicated by the use of initial capitalization, will have the meaning ascribed to them in context, or, for defined terms not defined in context, will have the meaning ascribed to them on Exhibit A, attached hereto and incorporated by reference as though fully set forth herein.

2.       ASSIGNMENT, LICENSE AND COOPERATION

         2.1 TECHNOLOGY ASSIGNMENT - Foundation hereby irrevocably assigns, conveys and transfers to White Pine all rights, title, and interests in and to the Technology. In furtherance of this transfer, and contemporaneously with their execution of this Transfer Agreement, the Parties hereto will enter into a Technology Assignment in the form attached hereto as Exhibit B.

         2.2 TRADEMARK ASSIGNMENT - Foundation hereby irrevocably assigns, conveys and transfers to White Pine all rights, title, and interests in and to the Marks, including applications or registrations thereof. In furtherance of this transfer, and contemporaneously with their execution of this Transfer Agreement, the Parties hereto will enter into an Assignment of U.S. and Foreign Trademarks in the form attached hereto as Exhibit C.

         2.3 GRANT-BACK LICENSE - In consideration of the assignments set forth in sections 2.1 and 2.2, White Pine hereby grants to Foundation a perpetual, non-exclusive, world-wide, royalty-free, right and license to use the Products subject to the terms of White Pine's ordinary End User Licenses for such Products, as amended from time to time by White Pine. The current End User Licenses for the Products are attached hereto as Exhibit D.

         2.4 COOPERATION IN ASSIGNMENTS, REGISTRATIONS AND LITIGATION -Foundation, without additional payment or compensation, other than that provided herein, agrees to assist White Pine in obtaining and enforcing proper protection for the Technology and the Marks through patent, copyright, trademark, service mark, other forms of government certification or registration, or other forms of legal protection, however denominated, in any country. Upon request, Foundation will sign all applications, assignments, releases, affidavits, instruments and papers, deliver to the White Pine all documentation as may reasonably be required, and perform all acts necessary or desired by White Pine to assign all such Technology and all such Marks fully and completely to White Pine and to enable White Pine, its successors, assigns and nominees, to establish, memorialize, perfect, defend, and/or secure the full and exclusive benefits and advantages any and all rights, title, and interests in and to the Technology and the Marks. Without limitation, such cooperation extends to include cooperating with White Pine in any litigation initiated by White Pine arising from or relating to the Technology or the Marks, including, without limitation, offering good faith testimony and joining or initiating legal actions if such activity would provide an advantage consistent with law in any effort by White Pine or its assigns to establish, perfect, or defend its rights. Foundation's obligations under this section will continue after assignment of the Technology and Marks to White Pine and White Pine will reimburse Foundation for its reasonable out-of-pocket expenses incurred at White Pine's request in connection with providing such cooperation.

         2.5 TECHNOLOGY AND DOCUMENT TRANSFER - Foundation shall sign and/or deliver to the White Pine all know-how in Foundation's possession relating to the Technology and all documentation ("Documentation") (a listing of which is attached hereto as Exhibit E) as may reasonably be required by the White Pine to effectuate the purposes and intent of this Transfer Agreement including, without limitation, an Assignment in and to the Technology in the form attached hereto as Exhibit B, and those documents deemed by the White Pine to be necessary or desirable in obtaining and securing title and control of the Technology, including patent, copyright, trademark, and/or service mark protection, or other forms of government certification or registration. If the Foundation fails to sign and/or deliver such Documentation, the White Pine is irrevocably authorized and appointed attorney-in-fact of and for the Foundation to sign and deliver such additional documentation.

3.       PAYMENT

         3.1 Subject to the terms of this Transfer Agreement, White Pine agrees to pay Foundation an amount which consists of an Advance, an Adjusted Amount, and a Remainder, as such are defined below. All Payments to Foundation will be by check made out to a party to be designated by Foundation and acceptable to White Pine and delivered to Foundation at the following address:

         3.2 The Advance payment is one million U.S. dollars (U.S. $1,000,000). Foundation acknowledges payment of the Advance from White Pine and receipt of the Advance by Foundation in full satisfaction of White Pine's obligation to pay the Advance, with no further obligations with respect to the Advance except as expressly stated in section 3.3 below.

         3.3      The Adjustment payment will be the total difference between
                  (a) the Royalties from White Pine to Foundation under the Prior License for the period from January 1, 1997 through December 31, 2000 and (b) the Advance. If the Royalties exceeds the Advance, then the Adjustment payment will be a payment by White Pine to Foundation in the amount of the excess due on January 31, 2001.

         3.4 The Remainder is three hundred thousand U.S. dollars (U.S. $300,000) per year to be paid by White Pine to Foundation as follows:

                  (1)      $300,000 on June 30, 2000

                  (2)      $300,000 on June 30, 2001

                  (3)      $300,000 on June 30, 2002

         3.5 White Pine agrees to keep accurate records showing the information by which White Pine arrived at the Adjustment, and agrees to permit a person appointed by

                  Foundation and acceptable to White Pine to make such inspection of the records as may be necessary to verify the Adjustment reports made by White Pine.

         3.6 In consideration of Foundation's performance under Section 2 of this Transfer Agreement, White Pine will rescind stock warrants previously issued to Foundation with a warrant exercise price of $6 per share and will replace such warrants with warrants to purchase the same number and quantity of shares at a warrant exercise price of $1 per share. The manner in which this obligation will be performed will be mutually acceptable to both parties, provided however, that White Pines will not issue new warrants until all of such previously issued warrants are surrendered.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The Parties hereby represent and warrant to one another that each has full corporate power and authority to enter into this Transfer Agreement and to carry out the provisions hereof.

         4.2 Foundation hereby represents and warrants to White Pine that Foundation is the owner of all rights, title, and interests in and to the Technology and the Marks, including all patent rights, trademark rights, copyrights, and trade secrets, and other proprietary rights, however denominated, and all Documentation related to the Technology, and has full legal right, power and authority to grant to White Pine an Assignment of all such rights and Documentation, as set forth in this Transfer Agreement without violating any rights of any third party, including without limitation, the National Science Foundation, or any person claiming by, through, or under the National Science Foundation, with the exception of the University of Illinois. Foundation represents and warrants that it has executed a license agreement with the University of Illinois, copy attached hereto as Attachment F, which grants Foundation the right to sublicense software pertaining to the processing of audio information.

         4.3 Foundation further represents and warrants to White Pine that Foundation has no outstanding encumbrances or agreements, including any agreements with academic institutions, universities, third party employers, or any person claiming by, through, or under any of these entities, whether written, oral or implied, which would be inconsistent with the terms and provisions of this Transfer Agreement, and there is currently no actual or threatened suit or claim by any third party based on an alleged violation of any agreements or obligations entered into by Foundation.

         4.4 Foundation makes no representations or warranties other than those explicitly specified in this paragraph 4.

5.       INDEMNIFICATION AND LIMITED LIABILITIES

         5.1 INDEMNIFICATION - Foundation shall defend, indemnify, and hold harmless White Pine, its successors, subsidiaries and assigns, from and against any losses, damages, liabilities, costs, expenses, fees (including reasonable attorney's fees), recoveries, actions, claims, causes, allegations, judgments, and penalties that may be imposed upon, obtained against, or suffered by White Pine, its successors, subsidiaries and assigns, by the breach of any warranty, covenant, agreement or representation made by Foundation in this Transfer Agreement. Foundation's liability under this paragraph 5.1 shall be limited to royalties actually paid under paragraphs 3.3 and 3.4.

         5.2 Except for and expressly excluding Foundation's indemnification of White Pine under Paragraph 5.1, White Pine shall defend, indemnify, and hold harmless Foundation, its successors, subsidiaries and assigns, from and against any losses, damages, liabilities, costs, expenses, fees (including reasonable attorney's fees), recoveries, actions, claims, causes, allegations, judgments, and penalties that may be imposed upon, obtained against, or suffered by Foundation, its successors, subsidiaries and assigns, arising (a) out of any use, sale, or other disposition by LICENSEE or its transferees of Technology or Marks, or (b) out of any use, sale or other disposition by LICENSEE or its transferees of products made by use of Technology or Marks. As used in this clause, Foundation includes its Trustees, Officers, Agents and Employees, and those of Cornell University, and "LICENSEE" includes its Affiliates, Subsidiaries, Contractors and Sub-Contractors.

6.       CONFIDENTIALITY

         6.1 STANDARD OF CARE - Foundation will maintain Confidential Information received from White Pine in such manner and with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care, so as to prevent unauthorized dissemination and use of White Pine's Confidential Information.

         6.2 OBLIGATION TO PROTECT - Foundation will not disclose Confidential Information received from White Pine to any third parties, except as permitted by this Transfer Agreement, or otherwise permitted in writing by White Pine. Foundation will not use Confidential Information received from White Pine for any purpose other than as provided herein.

7.       TERM AND TERMINATION

         7.1 TERM - This Transfer Agreement shall commence, on the Effective Date and shall continue in full force and effect thereafter unless and until terminated as provided in this section 7.

         7.2 TERMINATION - In the event of a material breach of any warranty, term, condition or covenant as set forth in this Transfer Agreement by either party, the non breaching party may suspend its performance or terminate this Transfer Agreement, upon the failure of the breaching party to cure such breach after ninety (90) days of receiving a written notice thereof from the non-breaching party.

         7.3 EFFECT OF TERMINATION - Upon termination of this Transfer Agreement or any provision thereof, the rights and obligations of the Parties with respect to the Technology Assignment and Trademark Assignment, set forth in sections 2.1 and 2.2, Grant-Back License, set forth in section 2.3, and with respect to sections 2.4, 2.5, and 6 shall survive such termination and shall remain in full force and effect. In the event of breach of the Transfer Agreement by White Pine, Foundation's sole recourse and remedy shall be an action at law for damages. Foundation hereby waives and covenants not to assert rights for recission, or specific performance, or injunctive relief of any kind.

8.       GENERAL PROVISIONS

         8.1 FORCE MAJEURE - The failure of any party hereunder to perform any obligation otherwise due (except for the payment of monies due hereunder) as a result of governmental action, law, order or regulation, or as a result of war, act of public enemy, fire, flood, act of God or other causes of like kind beyond the reasonable control of such party, will be excused for so long as said cause exists, provided that the party seeking excuse under this provision provides prompt written notice of the events giving rise to such excuse and takes commercially reasonable steps to mitigate the harm, disruption or delay caused by such events.

         8.2 INDEPENDENT RELATIONSHIP - Foundation and White Pine are independent contractors and are not, and will not represent themselves as, principal and agent, partners or joint venturers. Neither party will attempt to act, or represent itself as having the power, to bind the other or create any obligation on behalf of the other.

         8.3 SUCCESSORS AND ASSIGNS - This Transfer Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective heirs, legal representatives, successors and assigns.

         8.4 SEVERABILITY - If any term or provision of this Transfer Agreement is found by a court of competent jurisdiction to be unenforceable, that provision of the Transfer Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Transfer Agreement will remain in full force and effect.

         8.5 NON-WAIVER - The failure of either party to enforce any terms or provisions of this Transfer Agreement shall not be deemed a waiver of any rights under, or a waiver of future enforcement of such terms and of that or any other provisions.

         8.6 NOTICES - All notices required or permitted by this Agreement shall be made in writing, and be deemed given (i) when personally delivered, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) three (3) days after having been sent by a reputable private overnight courier with established tracking capability, such as Federal Express, UPS, Airborne, or DHL, to the party to be notified, postage pre-paid and marked for delivery to the party to be notified at the address first given above or such other address of the party to be notified may indicate in writing from time to time.

         8.7 GOVERNMENT RIGHTS - To the extent that the Technology, or any portion thereof, was developed through research activities subject to 37 C.F.R. Section 401 "Rights to Inventions Made by Nonprofit Organizations and Small Business Firms Under Government Grants, Contracts and Cooperative Agreements," then the federal government shall have the rights to such Technology, or any portion thereof, as provided under 37 C.F.R. Section 401, and any implementing regulations issued by the awarding agency.

         8.8 COUNTERPARTS - This Transfer Agreement may be executed by telephone facsimile and in counterparts. Each signed counterpart will be deemed to be an original and all the signed counterparts taken together will be deemed to be one agreement.

         8.9 COMPLETE AGREEMENT - This Transfer Agreement, including all Exhibits, constitutes the entire agreement between the Parties regarding the subject matter hereof, and supercedes and replaces all prior or contemporaneous understandings, promises, agreements or representations, whether written or oral, except as provided below.

                  To the extent necessary, section 5 of the "Prior License" may be relied upon, for terms specifically relating to the calculations of Royalties as set forth in sections 3.3 above.

         8.10 MODIFICATION -This Transfer Agreement may not be supplemented, altered, modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by both Parties and expressly referencing this Transfer Agreement.

         8.11 CHOICE OF LAW AND VENUE - This Transfer Agreement will be governed by the law of the State of New Hampshire, of the United States of America, as such law is applied to contracts made and performed entirely therein. All disputes arising from or relating to this Transfer Agreement will be heard and resolved by the courts of Nashua, New Hampshire, USA. The Parties hereby consent to the personal jurisdiction of such courts over them, stipulate to the convenience and fairness of proceeding in such forum, and covenant not to assert any objection to proceeding in such forum based upon lack of personal jurisdiction or the alleged inefficiency or unfairness of proceeding in such forum.

         IN WITNESS WHEREOF, the Parties hereto have executed this Transfer Agreement under seal as of the Effective Date provided above.


White Pine Software, Inc.                    Cornell Research Foundation, Inc.


By:/s/ Killko Caballero                      By:  /s/ Richard S. Cahoon
   -------------------------------              -------------------------------
Date: Nov. 13, 1998                         Date:  Nov. 13, 1998
     -----------------------------               ------------------------------

                                    EXHIBIT A

                             SCHEDULE OF DEFINITIONS

         In addition to defined terms (indicated by initial capitalization) that will have the meaning assigned to them as they occur in the context of this Transfer Agreement, the following terms will have the stated meaning.

"Confidential Information" includes (i) any trade secrets, updates, and information related to any of the foregoing, including but not limited to any information relating to White Pine's business plans, product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how, (ii) all information disclosed to a Party from or through the other Party in connection with the negotiation and consummation of the Transfer Agreement that is identified, in writing, as "Confidential Information" or "Confidential", at the time of the disclosure, or if not disclosed as such or disclosed orally, reduced to writing and designated as "Confidential Information" or "Confidential" within five (5) business days after such time. Confidential Information will not be disclosed to any third party, or used for any purpose other than the purpose of pursuing the transactions contemplated by this Transfer Agreement up to the Effective Date, without the written permission of the other Party. Confidential Information shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction;
(iii) is independently developed or learned by the receiving party; or (iv) is lawfully obtained from a third party who has the right to make such disclosure. Absent a writing agreement signed by both Parties stating otherwise, within thirty (30) days from the Effective Date, or if the negotiations terminate prior to closing, within thirty (30) days of such termination, each party will return to the other all Confidential Information in its possession, including all copies, duplicates, or transcriptions of such Information, however maintained, whether in paper, electronic or other medium.

"Documentation" is as defined in Exhibit E.

"Prior License" means the Exclusive Software License Agreement, entered into on June 1, 1995, between Cornell Research Foundation, Inc. and White Pine Software, Inc., and as amended on May 22, 1997.

"Products" will mean the White Pine software products which incorporates the Technology and includes and/or as described below:

"Technology" means the computer software code, developed at Cornell University known as CU-SeeMe. CU-SeeMe was developed at Cornell University by the Cornell Information Technologies (CIT) organization, partially under a cooperative agreement from the National Science Foundation (NSF), and incorporating software from the University of Illinois for processing audio information. The purpose of CU-SeeMe is to make low cost desktop video conferencing available to Internet users. NSF requested CIT to further develop the functionality to support another NSF project, the Global Schoolhouse, an internationally recognized demonstration project on the use of the Internet in K-12 education. The result is a robust video conferencing system that provides interactive communication between widely dispersed participants at a very modest price.

The software consists of two parts, desktop or client software and reflector or server software. Currently there are two versions of the client, one written for Apple's Macintosh operating system and one for Windows. The reflector software runs on a Unix workstation. Both the desktop system and the reflector system must be connected through an IP (Internet Protocol) network such as a campus network or the Internet. The desktop system sends the audio and video information to the reflector which makes the appropriate number of copies and sends them out to the receiving desktop systems. The reflector may also send this information to another reflector that, in turn, sends it to the desktop systems involved in a conference. Currently, a reflector, or multiple reflectors networked together, will support only one conference at a time.

                                    EXHIBIT B

                              TECHNOLOGY ASSIGNMENT

         WHEREAS, the undersigned, Cornell Research Foundation, Inc., a New York corporation having its principal place of business at 20 Thornwood Drive, Suite 105, Ithaca, New York 144850 (Hereinafter "Assignor"), has developed technology (the "Technology") for providing desk-top video conferencing, which Technology is further defined in Schedule A attached herewith, and executed on even date herewith, having full right to convey their entire worldwide right, title and interest, both legal and equitable, in and to said Technology, including all registrations for patent protection, trademark and/or service mark protection, copyright protection, or other forms of governmental certification or registration, free from all prior assignments, agreements, licenses, mortgages, security interests, or other encumbrances whatsoever; and

         WHEREAS, White Pine Software, Inc., a Delaware corporation having its principal place of business at 542 Amherst Street, Nashua, New Hampshire 03063 (hereinafter "Assignee"), is desirous of acquiring the entire worldwide assignment thereof;

         NOW, THEREFORE, in consideration of the payments made and to be made under section 3 and other good and valuable consideration, the sufficiency of which are hereby acknowledged by the undersigned, the undersigned do hereby sell, assign, transfer and set over unto said Assignee, its successors and assigns, their entire right, title and interest throughout the world in and to said Technology, in any form or embodiment thereof, and in and to the aforesaid registration; and in and to any application filed in any country based thereon, including the right to file said foreign applications and claim priority under the provisions of any international convention or treaty; also the entire right, title and interest throughout the world in and to any and all patents or reissues or extensions thereof to be obtained in this or any foreign country upon said invention or inventions and any divisional, continuation, continuation-in-part or substitute applications which may be filed upon said invention or inventions in this or any foreign country; and the undersigned hereby authorize and request the issuing authority to issue any and all patents on said application or applications to said Assignee or its successors and assigns.

         The undersigned further agrees, without any further payment or compensation by said Assignee or its successors and assigns, to communicate to said Assignee, its representatives or agents or its successors and assigns, any facts relating to said Technology including evidence for interference purposes or for other legal proceedings whenever requested; testify in any interference or other legal proceedings, whenever requested; execute and deliver, on request, all lawful papers required to make any of the foregoing provisions effective; and generally do everything possible to aid said Assignee, its successors or assigns and nominees to secure, obtain and enforce proper protection and registration for said Technology in this or any foreign country.

         The undersigned further agrees to waive and covenant not to assert any proprietary rights against the Assignee, including rights for recission, specific damages, or injunctive relief.

         IN TESTIMONY WHEREOF, the undersigned has hereunto set its hand and seal on the date after its signature.


By: /s/ Richard S. Cahoon                       Nov. 13, 1998
   ---------------------------------        -----------------------------------
of Cornell Research Foundation, Inc.                         Date


State of New York )
County of Tompkins)

         On this the 13th day of November, 1998, before me personally appeared Richard S. Carson, to me personally known, and known to me to be the person who signed the foregoing assignment, and acknowledged the signing of same as his free act and deed.

                                  /s/ Rosemary Reynolds
                                  -------------------------------------------
                                  Notary Public

                                  My commission expires MAY 18, 1999

                                  ROSEMARY REYNOLDS
                                  Notary Public, State of New York
                                  No. 4695247
                                  Qualified in Tompkins County
                                  Term Expires May 18, 1999

                                   SCHEDULE A

"Technology" means the computer software code, developed at Cornell University known as CU-SeeMe. CU-SeeMe was developed at Cornell University by the Cornell Information Technologies (CIT) organization, partially under a cooperative agreement from the National Science Foundation (NSF), and incorporating software from the University of Illinois for processing audio information. The purpose of CU-SeeMe is to make low cost desktop video conferencing available to Internet users. NSF requested CIT to further develop the functionality to support another NSF project, the Global Schoolhouse, an internationally recognized demonstration project on the use of the Internet in K-12 education. The result is a robust video conferencing system that provides interactive communication between widely dispersed participants at a very modest price.

The software consists of two parts, desktop or client software and reflector or server software. Currently there are two versions of the client, one written for Apple's Macintosh operating system and one for Windows. The reflector software runs on a Unix workstation. Both the desktop system and the reflector system must be connected through an IP (Internet Protocol) network such as a campus network or the Internet. The desktop system sends the audio and video information to the reflector which makes the appropriate number of copies and sends them out to the receiving desktop systems. The reflector may also send this information to another reflector that, in turn, sends it to the desktop systems involved in a conference. Currently, a reflector, or multiple reflectors networked together, will support only one conference at a time.

                                    EXHIBIT C

                    ASSIGNMENT OF U.S. AND FOREIGN TRADEMARKS

         This Assignment is made and entered into as of November 11, 1998, by and between Cornell Research Foundation, Inc., a New York corporation having its principal place of business at 20 Thornwood Drive, Suite 105, Ithaca, New York 144850 ("Assignor"), and White Pine Software, Inc., a Delaware corporation having its principal place of business at 542 Amherst Street, Nashua, New Hampshire 03063 ("Assignee").

         WHEREAS, the Assignor has rights, title and interests in and to the marks set forth in paragraph 1 below, the Assignor has used such marks and the Assignor has filed applications to register such marks with the U.S. Patent and Trademark Office, and other similar National Offices in the United Kingdom, France, Germany and Japan; and

         WHEREAS, the Assignee is desirous of acquiring all right, title and interest worldwide in such marks and the applications for registration thereof;

         NOW, THEREFORE, in consideration of the payments made and to be made in section 3, the sufficiency of which are hereby acknowledged, the Assignor hereby agrees as follows:


         1. The Assignor hereby assigns, transfers and conveys to the Assignee all right, title and interest in and to the following mark:

                  Mark              Country                    Serial No.

                  CU-SeeMe          United States

                                    United Kingdom

                                    France

                                    Germany

                                    Japan

         2. The Assignor hereby also assigns, transfers and conveys to the Assignee worldwide rights, title and interests in and to the applications for registration of the above marks, all registrations and renewals thereof, together with the goodwill of the business connected with the use of, and symbolized by, said marks and all rights of action accrued and to accrue under and by virtue thereof, including, without limitation, the right to sue and recover for past infringement and passing off of said marks.

         3. The Assignor hereby further assigns, transfers and conveys to the Assignee worldwide rights, title and interests in and to all goodwill of the business inure to the Assignor in connection with the use of, and symbolized by, the above mark, and all other goodwill, and all rights of action accrued and to accrue under and by virtue thereof, including, without limitation, the right to sue and recover for past infringement and passing off of said marks.


                                            Cornell Research Foundation, Inc.


Date:    Nov. 13, 1998                      By:  /s/ Richard S. Cahoon
     ---------------------------------           ------------------------

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

Mark:
Serial No.:
Filing Date:
Applicant:
Class(es),


Assistant Commissioner for Trademarks
2900 Crystal Drive
Arlington, VA 22202-3513

Sir:

REVOCATION OF POWER OF ATTORNEY AND
APPOINTMENT OF NEW ATTORNEY

         Applicant hereby revokes all previous powers of attorney and appoints Edward G. Black, Esq., Charles E. Weinstein, Esq., Susan Barbieri Montgomery, Esq., Thomas M.S. Hemnes, Esq., Charles H. Cella, Esq., Bruce R. Parker, Esq.,
T. Maria Lam, Esq. and Chinh H. Pham, Esq. of Foley, Hoag & Eliot LLP, or any of them, One Post Office Square, Boston, Massachusetts 02109, (617) 832-1000, Members of the Bar of The Commonwealth of Massachusetts to transact all business in the U.S. Patent and Trademark Office in connection with the above-referenced application, and to receive all correspondence from the U.S. Patent and Trademark Office in connection therewith.

                                    Respectfully submitted,

                                    White Pine Software, Inc.


                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------

Date:                      , 1998
    -----------------------

                                    EXHIBIT D

              WHITE PINE SOFTWARE, INC. END USER LICENSE AGREEMENT


         THIS IS A CONTRACT. BY INSTALLING THIS SOFTWARE YOU ACCEPT ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT.

1. White Pine grants to you a non-exclusive, non-sublicensable, license to use this Software in binary executable form.

This White Pine Software, Inc. ("White Pine") End User License Agreement accompanies a White Pine software product and related explanatory written materials ("Software"). The term "Software" shall also include any upgrades, modified versions or updates of the Software licensed to you by White Pine.

YOU MAY NOT USE, COPY, MODIFY, OR TRANSFER THE PROGRAM OR DOCUMENTATION, OR ANY COPY EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

2. White Pine reserves the right at any time to alter prices, features, specifications, capabilities, functions, licensing terms, release dates, general availability or other characteristics of the commercial release of the software.

3. Title, ownership rights, and intellectual property rights in and to the Software shall remain in White Pine and/or its suppliers. You agree to abide by the copyright law and all other applicable laws of the United States including, but not limited to, export control laws. You acknowledge that the Software in source code form remains a confidential trade secret of White Pine and/or its suppliers and therefore you agree not to modify the Software or attempt to decipher, decompile, disassemble or reverse engineer the Software, except to the extent applicable laws specifically prohibit such restriction.

4. Copyright. The Software is owned by White Pine and its suppliers, and its structure, organization and code are the valuable trade secrets of White Pine and its suppliers. The Software is also protected by United States Copyright Law and International Treaty provisions, You agree not to modify, adapt, translate, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of the Software. You may use trademarks only to identify printed output produced by the Software, in accordance with accepted trademark practice, including identification of trademark owner's name. Such use of any trademark does not give you any rights of ownership in that trademark. Except as stated above, this Agreement does not grant you any intellectual property rights in the Software.

5. White Pine may terminate this License at any time by delivering notice to you and you may terminate this License at any time by destroying or erasing your copy of the Software. In the event of termination, the following sections of this License will survive: 2, 3, 4, 5, and 6. This License is personal to you and you agree not to assign your rights herein. This License shall be governed by and construed in accordance with the laws of the State of New Hampshire and, as to matters affecting copyrights, trademarks and patents, by U.S. federal law. This License sets forth the entire agreement between you and White Pine.

6. WHITE PINE OR ITS SUPPLIERS SHALL NOT BE LIABLE FOR (a) INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OF ANY SORT, WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE, EVEN IF WHITE PINE HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR (b) FOR ANY CLAIM BY ANY OTHER PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. FURTHERMORE, SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

7. ACKNOWLEDGMENT: YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU ALSO AGREE THAT THIS AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PROPOSALS OR PRIOR AGREEMENTS, VERBAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

Should you have any questions concerning this Agreement, please contact in writing: White Pine Software, Inc., 542 Amherst Street, Nashua, NH 03063.

                                    EXHIBIT E

                            FOUNDATION DOCUMENTATION

         The Foundation Documentation will include all guides, manuals, laboratory notebooks, documents, notes, diagrams, calculations, tests and tests results, operating, installation, maintenance or shutdown requirements, and other written materials reasonably necessary to make the best commercial use of the Technology, including, without limitation, on-line news groups, web-site information and content, mailing lists, beta testers and other signed licensees, and lists of sponsors and consortium members.

                                    EXHIBIT F

                       SOFTWARE ROYALTY SHARING AGREEMENT

                       SOFTWARE ROYALTY SHARING AGREEMENT

         This Agreement made on this 28th day of March, by and between Cornell Research Foundation, having offices at 20 Thornwood Drive, Suite 105, Ithaca, NY 14850 (hereinafter "CRF") and the Board of Trustees of the University of Illinois (hereinafter "UOI").

                                WITNESSETH THAT:

         WHEREAS, CRF desires to out-license intellectual property developed at Cornell University (CU), and in particular the software known as "CU-SeeMe," which implements desk top video conferencing; and

         WHEREAS, a portion of the CU-SeeMe software, pertaining to the processing of audio information (the "Software"), was developed at UOI and provided to CU at no cost, for the purpose of incorporating it into CU-SeeMe; and

         WHEREAS, CRF has intentions of licensing CU-SeeMe for commercial purposes under royalty bearing license agreements and is willing to share royalty income with UOI in proportion to its contribution to CU-SeeMe;

         NOW, THEREFORE, the Parties agree as follows:

1. LICENSE. Subject to the terms of this agreement, UOI grants to CRF a license to use, modify, distribute, and sublicense the Software, in both source code and executable code forms, under the condition that the Software is integrated with, and incorporated into, CU-SeeMe.

2. CRF'S RIGHT TO LICENSE CU-SEEME. UOI agrees that CRF shall have the sole right and responsibility for licensing CU-SeeMe.

3. EXPRESS WARRANTIES. UOI hereby represents and warrants to CRF that (i) UOI has all rights, absolute title and interest in and to the Software provided to CU, which is to the best of UOI's present knowledge subject to no adverse claim, lien, encumbrance or license or rights of any nature of any third party, including, but not limited to, ownership, patent, trademark, copyright, or trade secrecy claims or rights of any kind, (ii) to the best of UOI's present knowledge the Software does not infringe upon any intellectual property rights of any other person, and (iii) UOI has the full and unrestricted right, power and authority to enter into this Agreement, to license the Software to CRF and to consummate the transactions contemplated hereby.

4. NOTIFICATION. UOI reserves the right, at its sole discretion, to release, license and/or distribute the Software. In the event that UOI makes a decision to release, license or distribute the Software in source code form, UOI hereby agrees to provide written notice to CRF at least three (3) months in advance of such release, license or distribution.

5. UPDATES. UOI agrees to promptly provide to CRF updates, enhancements, improvements, additions to, and bug fixes for the Software (the "Updates") for the duration of the period that UOI distributes the Software and Updates at no cost. Said Updates shall be provided at no cost and without adjustment to the royalty distribution, defined in paragraph 6, below.

6. ROYALTY DISTRIBUTION. CRF agrees to provide UOI with ten percent (10%) of the royalty income, after expenses, derived from the licensing of CU-SeeMe. Distribution to UOI will be made annually according to CRF's normal accounting cycle. Under the accounting cycle currently in effect, royalty income is distributed to institutions in the month of January, for the fiscal year ending on the previous June 30.

7. ACCOUNTING AND NOTICES. CRF will keep accurate records, certified by it, showing the information by which CRF arrived at a royalty determination and will permit a person appointed by UOI and acceptable to CRF (the "Auditor") to make such inspection of said records as may be necessary to verify royalty reports made by CRF. Royalty distributions and correspondence shall be sent to the Vice Chancellor for Research at 601 East John Street, Champaign IL 61820.

UNDERSTOOD AND AGREED TO:

THE BOARD OF TRUSTEES
UNIVERSITY OF ILLINOIS                               CORNELL RESEARCH FOUNDATION


      /s/ Craig S. Bazzani                  /s/ H. Walter Haeussler
--------------------------------         ----------------------------------
Signature                                Signature

Craig S. Bazzani
--------------------------------         ----------------------------------
Name                                     H. Walter Haeussler

Comptroller                              President
--------------------------------         ----------------------------------
Title                                    Title

3-28-95                                  March 17, 1995
--------------------------------         ----------------------------------
Date                                     Date

Attest   /S/ Michelle M. Thompson
         Michelle M. Thompson, Secretary

         Form Approved
         /s/ M. A. Rol____er
         Univ. Counsel


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